UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2020

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

We issued a letter to our stockholders dated April 3, 2020 announcing changes to our monthly distribution payments and Share Repurchase Plan (as defined below), as discussed in greater detail in Item 8.01 of this Current Report on Form 8-K below. A copy of the letter to stockholders, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 8.01 Other Events.

Change in Distributions and Partial Suspension of Share Repurchase Plan

In connection with the impact the novel coronavirus (COVID-19) pandemic has had on the United States and globally, and the uncertainty of the severity and duration of the pandemic and its effects, our board of directors has decided to take steps to protect our capital and maximize our liquidity to strengthen our long-term financial prospects by decreasing our distribution to stockholders and suspending our Share Repurchase Plan for repurchases other than those due to the death or qualifying disability of stockholders. For further details, please see below and refer to the letter to stockholders, attached to this Current Report on Form 8-K as Exhibit 99.1.

On March 31, 2020, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on April 1, 2020 and ending April 30, 2020. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.000821918 per share of our common stock, which is equal to an annualized distribution rate of $0.30 per share. The distributions will be aggregated and paid in cash or shares of our common stock pursuant to our distribution reinvestment plan on a monthly basis in May 2020, only from legally available funds.

Effective with respect to share repurchase requests submitted for repurchase during the second quarter 2020, our board of directors has suspended our Second Amended and Restated Share Repurchase Plan, as amended, or Share Repurchase Plan, with respect to all repurchase requests other than repurchases resulting from the death or qualifying disability of stockholders. Repurchase requests resulting from the death or qualifying disability of stockholders are not suspended, but shall remain subject to all terms and conditions of the Share Repurchase Plan, including our discretion to determine whether we have sufficient funds available to repurchase any shares. Our board of directors shall determine if and when it is in our and our stockholders’ best interests to reinstate the Share Repurchase Plan for additional stockholders.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include, but are not limited to, statements with respect to the effects of the novel coronavirus pandemic, our expectations regarding our future operations and long-term financial prospects, changes to our distribution policy and changes to our Share Repurchase Plan. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments and their tenants; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions, including changes as a result of the novel coronavirus pandemic; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Griffin-American Healthcare REIT III, Inc. Letter to Stockholders dated April 3, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

April 3, 2020	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer